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CUSIP NO.        20902E106                 13G              PAGE  7 OF   8 PAGES
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                            EXHIBIT 1 TO SCHEDULE 13G


                                 July 14, 1997



         MORGAN STANLEY, DEAN WITTER, DISCOVER & CO. and MORGAN STANLEY ASSET MANAGEMENT INC., hereby agree that, unless differentiated, this Schedule 13G is filed on behalf of each of the parties.

                  MORGAN STANLEY ASSET MANAGEMENT INC.


BY:           /s/ Donald P. Ryan
                  --------------------------------------------------------------
                  Donald P. Ryan/ Vice President Morgan Stanley Asset
                                  Management Inc.


                  MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.


BY:           /s/ Bruce Bromberg
                  --------------------------------------------------------------
                  Bruce Bromberg/ Morgan Stanley & Co.,
                  Incorporated